EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


      We consent to the use in this Registration Statement of Valley Commerce Bancorp on Amendment No. 2 to Form SB-2, File No. 333-11883, of our report, dated January 23, 2003, on the consolidated balance sheet of Valley Commerce Bancorp and subsidiary as of December 31, 2003, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 2002.


/s/ Moss Adams LLP

Stockton, California
December 22, 2004